UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

Twin Hospitality Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42395	99-1232362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Belt Line Road, Suite 1200 Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 941-3150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 4, 2025 (the “Effective Date”), Twin Hospitality Group Inc. (the “Company”) entered into an Exchange Agreement with FAT Brands Inc. (“FAT Brands”) pursuant to which FAT Brands exchanged liabilities due to it by the Company and its subsidiaries for additional shares of the Company’s Class A Common Stock (the “Common Stock”) at market value. In the transaction, the Company cancelled liabilities recorded as “due to affiliates” in its consolidated financial statements with a principal balance of $31,200,345 and issued to FAT Brands 7,139,667 shares of Common Stock at $4.37 per share, which was the greater of (i) the Nasdaq Official Closing Price of the Common Stock on the date immediately preceding the Effective Date and (ii) the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding the Effective Date.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The transaction described above was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemptions for transactions by an issuer not involving any public offering under Sections 3(a)(9) and 4(a)(2) of the Securities Act, Rule 506 thereunder, and in reliance on similar exemptions under applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twin Hospitality Group Inc.

Date: June 9, 2025	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer